UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

IREN LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number: 001-41072
Australia	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Level 5, 55 Market Street, Sydney, NSW 2000 Australia
(Address of principal executive offices, including zip code)

+61 2 7906 8301
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, no par value	IREN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2026, the Board of Directors (the “Board”) of IREN Limited (the “Company”) approved, upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), the grant of an award of 9,099,328 restricted stock units (“RSUs”) to each of William Roberts and Daniel Roberts, the Co-Chief Executive Officers of the Company (the “Equity Grants”). The Equity Grants are subject to a combined six-year vesting and holding period. In connection with the Equity Grants, neither Co-CEO will receive a further equity incentive grant until the Company’s 2031 fiscal year.

The Equity Grants were unanimously approved by the independent directors of the Board in consultation with the independent compensation consultant of the Compensation Committee.  In connection with the approval of the Equity Grants, the Board undertook a comprehensive analysis of our Co-CEOs’ compensation in light of the Company’s continued growth in scale, and approved the Equity Grants following a review of the Co-CEOs’ compensation conducted by its independent compensation consultant. The Compensation Committee considered a range of alternative structures, including different grant sizes, performance-based and hybrid structures and alternative vesting periods, before concluding that the approved structure best balanced retention, alignment and governance considerations. The Equity Grants are designed to retain and incentivize the Co-CEOs to lead the Company through its next phase of growth and the execution of its long-term strategic plan. These Equity Grants reflect the completion of a multi-year framework established by the Compensation Committee to ensure our Co-CEOs have equity incentives that align their interests with the long-term interests of our shareholders. Accordingly, the Board believes that these Equity Grants, together with the outstanding performance-based and time-based equity incentive awards currently held by our Co-CEOs, promote alignment with shareholder interests and long-term shareholder value creation.

The Equity Grants, which will be granted on or about July 1, 2026, will vest in equal annual installments over the four-year period following the grant date, subject generally to continued employment with the Company through the applicable vesting date. In addition, following the applicable vesting date, each tranche of RSUs will be subject to an additional two-year post-vesting holding period requirement during which the Co-CEOs generally may not sell, transfer, or otherwise monetize the vested RSUs. The Board believes that this post-vesting holding period requirement, which will extend to the Company’s 2033 fiscal year in the case of the final vesting tranche of the RSUs, further promotes the long-term alignment of our Co-CEOs’ interests with those of our shareholders.

The Equity Grants will be granted under the IREN Limited 2025 Omnibus Incentive Plan (“Omnibus Plan”) and an applicable award agreement thereunder. The foregoing summary of the Equity Grants is qualified in its entirety by the full text of the Omnibus Plan and an award agreement governing the Equity Grants, which will be filed as an exhibit to the Company’s next periodic report filed with the Securities and Exchange Commission following the grant date of the Equity Grants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IREN Limited
Dated: July 1, 2026

By:	/s/ Cesilia Kim
Name: Cesilia Kim
Title: Chief Legal Officer